Exhibit 10.1

RICHARD A. SMITH PRESIDENT AND CHIEF EXECUTIVE OFFICER	545 E. JOHN CARPENTER FREEWAY, SUITE 1300 IRVING, TX 75062 PH: 972-444-4900 F: 972-444-4949 WWW.FELCOR.COM NYSE: FCH
March 1, 2008

Thomas J. Corcoran, Jr.

7842 Marquette

Dallas, TX 75148

Re:	Amendment to 2006 Employment Agreement

Dear Tom:

As you know, your 2006 employment agreement provided that you would be entitled receive annual grants of restricted stock during the first two years of the term of that agreement (2006 and 2007) and annual cash bonuses with respect to those years, in each case at formulaic rates set out in the agreement. The agreement then provides that, for subsequent years, annual grants and bonuses would be made, if at all, at the discretion of the Board of Directors.

At its February 2008 meeting, FelCor’s Board of Directors authorized the company to amend your agreement to provide for continued annual grants and bonuses as follows:

•	Annual grants of restricted stock are to be made at the same rate as that used to determine grants for FelCor’s executive vice presidents (today that rate is 125% of current-year base salary); and
•

Annual cash incentive compensation is to be determined on the same basis as for FelCor’s executive vice presidents (today, their bonuses are determined by reference to a range from 37.5% to 112.5% of base salary for the reference year, with a target amount set at 75% of base salary).

The Board of Directors recognized – and, as you know, I wholeheartedly appreciate – your continuing contributions to FelCor, from your hands-on management of several development projects to your role in perpetuating FelCor’s legendary home office culture to your industry leadership as the current Chairman of the American Hotel & Lodging Association. These changes to your employment agreement acknowledge your continuing substantive role at FelCor, as its founder and as a dedicated colleague and friend.

Your 2006 employment agreement is hereby amended to the extent set forth in this letter. Please execute a copy of this letter to evidence your agreement to this amendment. Thanks for all you do.

FELCOR LODGING TRUST INCORPORATED

	By:	/s/ Richard A. Smith
Richard A. Smith

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST WRITTEN ABOVE:

/s/ Thomas J. Corcoran, Jr.
Thomas J. Corcoran, Jr.